Exhibit 32.1
LSB CORPORATION AND SUBSIDIARY
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADDED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of LSB Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gerald T. Mulligan, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as added by section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of September 30, 2007 and results of operations of the Company for the nine months ended September 30, 2007.

/s/ Gerald T. Mulligan
Gerald T. Mulligan
President and Chief Executive Officer

November 13, 2007